UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 7, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2016, Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet”), entered into a Securities Purchase Agreement (“Columbus Purchase Agreement”) with Columbus Capital Partners, L.P., (“Columbus”) pursuant to which Cachet issued a Convertible Term Promissory Note (“Columbus Note”) in favor of Columbus in the principal amount of $1,052,632 in exchange for a purchase price of $1,000,000 in a private placement offering. The Columbus Note is unsecured and is due in full on June 1, 2017.

Columbus may elect to convert the principal amount of the Columbus Note, into shares of common stock of the Cachet any time before June 1, 2017 at a conversion rate equal to the lower of (i) $0.37 per share and (ii) 80% of the Cachet’s per share price in its next underwritten public offering. Under the Columbus Note, Cachet can require Columbus to convert the Columbus Note on these same terms if Cachet’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market.

In addition, pursuant to the Columbus Purchase Agreement, Cachet also issued Columbus a warrant to purchase up to 2,560,456 shares of Cachet common stock (the “Columbia Warrant”) with an exercise price of $0.37 per share, for a five year period, subject to adjustment as provided in the Columbus Warrant. Columbus may exercise the Columbus Warrant either by paying cash or by cashless exercise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 hereof is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 hereof is incorporated herein by reference.

(d) Exhibits:

Exhibit	Description

10.1	Securities Purchase Agreement with Columbus Capital Management LLC, dated June 1, 2016 (together with form of promissory note and warrant)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Bryan D. Meier
Bryan D. Meier
Executive Vice President and
Chief Financial Officer

Dated: June 7, 2016